                  Volkswagen Credit Auto Master Trust 1996-1

________________________________________________________________________________

                Distribution Date Statement: February 15, 2000


a.    Aggregate Amount of Collections                                         $391,553,411.75
      Aggregate Amount of Interest Collections                                $  5,059,381.96
      Aggregate Amount of Principal Collections                               $386,494,029.79
      Investment Proceeds                                                     $          0.00

b.    Series Allocation Percentage                                                     100.00%
      Floating Allocation Percentage                                                    53.06%
      Fixed Allocation Percentage                                                         N/A

c.    Total Amount Distributed on Series 1996-1                               $  1,732,864.58

d.    Amount of Such Distribution Allocable to Principal on 1996-1            $          0.00

e.    Amount of Such Distribution Allocable to Interest on 1996-1             $  1,732,864.58

f.    Investor Default Amount                                                 $          0.00

g.    Draw Amount                                                             $          0.00

h.    Investor Charge Offs                                                    $          0.00
      Amounts of Reimbursements                                               $          0.00

i.    Monthly Servicing Fee                                                              1.00%

j.    Expected Controlled Distribution Amount                                 $          0.00

k.    Invested Amount                                                         $375,000,000.00

l.    Pool Factor                                                                      100.00%

m.    Available Subordinated Amount                                           $ 66,448,446.50

n.    Reserve Fund Balance                                                    $  1,875,000.00

o.    Principal Funding Account Balance                                       $          0.00
      Yield Supplement Account Balance                                        $  1,875,000.00

VW CREDIT, INC. - SERVICER
11-Feb-00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY                                                         PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
-------------------                                                         --------------------------------------------------
                                             From           To      Days
                                             ----           --      ----
Current Interest Period                      1/18/2000   2/14/2000    28    Net losses as a % of Avg. Receivables Balance
                                                                            (annualized)

Series Allocation Percentage                    100.00%                     PORTFOLIO AND DEALERSHIP STATISTICS
                                                                            -----------------------------------

Initial Principal Balance              $375,000,000.00                      Used Vehicle Receivables' Balance
Outstanding Principal Balance          $375,000,000.00                      Used Vehicle Percentage
Principal Balance of Receivables
 for Determination Date                $692,624,927.05                      Used Vehicle Percentage During Last Collection Period
Amount Invested in Receivables
 on Series Issuance Date               $375,000,000.00                      Early Amortization Event?
Initial Invested Amount                $375,000,000.00                      Largest Dealer or Dealer Affiliation Balance
Invested Amount at the Beginning
 of Period                             $375,000,000.00                      Largest Dealer Percentage
Invested Amount                        $375,000,000.00
Required Subordinated Amount           $ 66,448,446.50                      Aggregate Principal Amount of Receivables of Dealers
                                                                            over 2%
Excess Funded Amount                   $          0.00                      Aggregate % Principal Amount of Receivables of Dealers
                                                                            over 2%

Available Subordinated Amount
 (previous period)                     $107,408,387.28                      SUMMARY OF COLLECTIONS
                                                                            ----------------------
Incremental Subordinated Amount
 (previous period)                     $ 14,621,430.51
                                                                            Aggregate Amount of Collections
RESERVE FUND AND YIELD SUPPLEMENT
---------------------------------
ACCOUNT                                                                     Aggregate Amount of Interest Collections
-------
                                                                            Investment Proceeds
Yield Supplement Account Initial
 Deposit                               $  1,875,000.00                      Aggregate Amount of Principal Collections
Yield Supplement Account Beginning
 Balance                               $  1,875,000.00                      Asset Receivables Rate
Yield Supplement Account Required
 Amount                                $  1,875,000.00                      Use Asset Receivables Rate?
                                                                            Carryover Amount (this Distribution Date)
Reserve Fund Initial Deposit           $  1,875,000.00                      Total Carryover Amount
Reserve Fund Required Amount           $  1,875,000.00
Reserve Fund Beginning Balance         $  1,875,000.00                      PAYMENT RATE INFORMATION
                                                                            ------------------------

Outstanding Carryover Amount -
 Beginning Balance                     $          0.00                      Monthly Payment Rate
Yield Supplement Account Draw Amount   $          0.00                      Previous Collection Period Monthly Payment Rate
Outstanding Carryover Amount -
 Ending Balance                        $          0.00                      Monthly Payment Rate 3 months ago
Yield Supplement Account Balance -
 Ending Balance                        $  1,875,000.00                      3-month Average Payment Rate
Yield Supplement Account Required
 Deposit Amount                        $          0.00                      12-month Minimum Payment Rate
                                                                            Early Amortization Event?
Reserve Fund Draw Amount               $          0.00
Reserve Fund Ending Balance            $  1,875,000.00                      ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
                                                                            ---------------------------------------------
Reserve Fund Required Deposit Amount   $          0.00
                                                                            Extend Revolving Period?
1-month LIBOR Rate (annualized)              5.7812500%                     Last Day of Revolving Period
Certificate Coupon (annualized)              5.9412500%                     Invested Amount as of Last Day of Revolving Period
Prime Rate (annualized)                      8.5000000%                     Accumulation Period Length (months)
Servicing Fee Rate (annualized)                  1.000%                     First Accumulation Date

Excess Spread                                1.7187500%                     Expected Final Payment Date
                                                                            Required Participation Percentage
TRUST PRINCIPAL RECEIVABLES                                                 Principal Funding Account Balance
---------------------------
                                                                            Principal Payment Amount
Pool Balance at the Beginning of
 Period                                $706,756,855.75                      Controlled Deposit Amount
Pool Balance at the Ending of Period   $716,473,894.77
Average Aggregate Principal Balance    $711,615,375.26                      TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
                                                                            -----------------------------------------

Aggregate Principal Collections        $388,373,250.76                      Certificateholders
                                                                            ------------------
New Principal Receivables              $398,090,289.76                      i.    Monthly Interest Distribution
Receivables Added for Additional
 Accounts                              $          0.00                      ii.   Monthly Servicing Fee Distribution
Investor Default Amount                $          0.00                      iii.  Reserve Fund Deposit Amount Distribution
Net Losses                             $          0.00                      iv.  Investor Default Amount Distribution
Monthly Interest Accrued, but not
 Paid                                  $          0.00                      v.  Outstanding Carryover Amount Distribution
Ineligible Receivables                 $  9,620,548.17                      vi. Yield Supplement Account Deposit Amount
                                                                                Distribution
Ineligible Receivables in Prior
 Collection Period                     $          0.00                      Excess Servicing
Defaulted Receivables in Ineligible
 and Overconc. Accounts                $          0.00
                                                                            Excess Servicing (Previous Period)
MISCELLANEOUS DATA
------------------
                                                                            DEFICIENCY AMOUNT
                                                                            -----------------
Recoveries on Receivables Written
 Off                                   $          0.00
Spread Over Prime for Portfolio                   0.16%                     Deficiency Amount
Weighted Average Interest Rate                    8.66%                     Draw Amount

VW CREDIT, INC. -- SERVICER                                               Page 2
   11-Feb-0[_]

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------

                    Collections                   Accrual        Distribution
                ------------------            ---------------  -----------------
From:                    18-Jan-00
To:                      14-Feb-00
Days:                           28

LIBOR Rate               5.7812500%
(1 month)

Series #                    1      Active
VCI Rating:             N/A


              TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
              --------------------------------------------------

                          Series                                           Excess     Required        Required      Outstanding
Series       Series     Allocation       Invested         Subordinated     Funded   Participation   Participation   Certificate
Number        Name      Percentage        Amount             Amount        Amount    Percentage        Amount         Balance
------       ------     ----------       --------         ------------     ------   -------------   -------------   ------------
          Trust                        $375,000,000.00    $66,448,446.50    $0.00       N/A         $15,000,000.00
1         Series 1996-1    100.00%     $375,000,000.00    $66,448,446.50    $0.00      4.00%        $15,000,000.00  $375,000,000.00

VW CREDIT, INC. -- SERVICER                                              Page 3
11-Feb-00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

INITIAL AMOUNTS                                                               EXCESS SPREAD CALCULATION
---------------                                                               -------------------------
Initial Invested Amount                            $375,000,000.00            Weighted Average Rate Charged to Dealers       8.66%
Invested Amount                                    $375,000,000.00            LIBOR                                          5.78%
Controlled Accumulation Amount                     $          0.00            Certificate Rate (LIBOR+16 b.p.)               5.94%
Required Subordinated Amount                       $ 66,448,446.50            Servicing Fee Rate                             1.00%
Annualized Servicing Fee Rate                                 1.00%           Investor Net Losses                            0.00%
                                                                                                                             ----
First Controlled Accumulation Date                  TO BE DETERMINED          Excess Spread                                  1.72%
Accumulation Period Length (months)                      N/A
Expected Final Payment Date                              N/A
Initial Settlement Date                                  28-Mar-96
Required Participation Percentage                             4.00%
Subordinated Percentage                                      14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                                 Required           Excess
                                                    Series 1996-1         Invested             Subordinated        Funding
Principal Receivables                                   Total              Amount                 Amount            Amount
---------------------                                   -----              ------                 ------           --------
Series Allocation Percentage                                100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $66,448,446.50       $0.00
  Floating Allocation Percentage                             53.06%              53.06%
  Fixed Allocation Percentage                            N/A

Principal Collections                              $386,494,029.79     $386,494,029.79             N.A.              N.A.
New Principal Receivables                           398,090,289.76     $398,090,289.76             N.A.              N.A.
Principal Default Amounts                          $          0.00     $          0.00             N.A.              N.A.
Receivables Added for Additional Accounts          $          0.00     $          0.00             N.A.              N.A.
Controlled Deposit Amount                          $          0.00                 N/A             N.A.              N.A.
Principal Allocation Percentage
"Pool Factor"                                         100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $60,693,746.85       $0.00
  Floating Allocation Percentage                             52.34%              52.34%


Non-Principal Receivables
-------------------------

Interest Collections                               $  2,684,470.93
Recoveries on Receivables Written Off              $          0.00
Investment Income                                  $          0.00

VW CREDIT, INC. -- SERVICER                                               Page 4
11-Feb-00

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------                      -------                --------
Available Subordination Amount (Previous)             $107,408,387.28        $106,538,545.52
  Required Subordination Draw Amount                  $          0.00        $          0.00
  Reserve Fund Funds to Inv. Default Amount           $          0.00        $          0.00
  Excess Servicing (Previous Period)                  $    193,171.68        $    869,841.76
                                                      ---------------        ---------------
(a) Available Subordinated Amount?                    $107,601,558.96        $107,408,387.28

(b) Available Subordinated Amount?                    $ 53,571,428.57        $ 53,571,428.57

Available Subordinated Amount                         $ 66,448,446.50        $ 68,192,859.08

Incremental Subordinated Amount                       $ 12,877,017.93        $ 14,621,430.51
  Overconcentration Amount                            $ 11,906,895.27        $ 14,510,274.09

Beginning Reserve Fund Balance                        $  1,875,000.00        $  1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00        $  1,875,000.00
Reserve Fund Draw                                     $          0.00        $          0.00
Reserve Fund Required Deposit                         $          0.00        $          0.00
Reserve Fund Deposit Amount                           $          0.00        $          0.00
Reserve Fund Release                                  $          0.00        $          0.00
Ending Reserve Fund Balance                           $  1,875,000.00        $  1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                        $  5,059,381.96        $  4,313,174.97
 Certificateholder Interest Collections               $  2,684,470.93        $  2,538,640.43
 Subordinate Interest Collections                     $    475,677.13        $    461,645.73
Investment Income                                     $          0.00        $          0.00
Reserve Fund Balance                                  $  1,875,000.00        $  1,875,000.00
                                                      ---------------        ---------------
Total Interest  Available                             $  5,035,148.06        $  4,875,286.16

Interest Shortfall                                    $          0.00        $          0.00
Additional Interest                                   $          0.00        $          0.00
Carry-over Amount                                     $          0.00        $          0.00
Carry-over Shortfall                                  $          0.00        $          0.00
Additional Carry-over Shortfall                       $          0.00        $          0.00

Monthly Servicing Fee                                 $    593,012.81        $    559,952.30
Investor Monthly Servicing Fee                        $    312,500.00        $          0.00

(1700)
FOR IMMEDIATE RELEASE:
Wednesday, February 9, 2000

CONTACT:  David Schulz
          (248) 340-5223



           VW CREDIT, INC. COMMENCES ACCUMULATION PERIOD FOR DEALER
            LOAN BACKED CERTIFICATES, SERIES 1996-1 ISSUED BY THE
                      VOLKSWAGEN CREDIT AUTO MASTER TRUST

AUBURN HILLS, Mich.--VW Credit, Inc. today announced that it had taken all action necessary to commence the Accumulation Period for the $375,000,000 Floating Rate Dealer Loan Backed Certificates, Series 1996-1, issued by the Volkswagen Credit Auto Master Trust.

     Under the applicable transaction documents, VW Credit, as Servicer, may elect to cause principal on the Certificates to be paid in full before the April 2001 distribution date. On February 9, 2000, the Servicer notified the Trustee of the trust that the Servicer had made that election. Based on that notice, the "Principal Payment Date Establishment Date" will be March 15, 2000 and the "Initial Accumulation Period Commencement Date" will be April 1, 2000. This means that on monthly distribution dates with respect to the Accumulation Period, principal collections on the underlying receivables will be deposited in the "Principal Funding Account" where those collections will be held (or "accumulated") for the purpose of paying principal to the holders of the Certificates.

     It is currently anticipated that principal will be paid in full to the holders of the

                                    (more)

Certificates on the June 15, 2000 distribution date. However, if insufficient collections are received by the Servicer prior to May 31, 2000 to pay principal in full by the June 15, 2000 distribution date, then it is anticipated that principal on the Certificates will be paid in full on a future distribution date on which sufficient funds are available for that purpose.

     The information in this Press Release summarizes certain provisions of the transaction documents. For a more detailed description, please refer to the Prospectus and Prospectus Supplement dated March 14, 1996. This letter is qualified by reference to the terms of the transaction documents.

     The above referenced transaction is part of VW Credit's overall asset securitization program. The Company expects asset securitization to maintain an important role in the Company's overall funding strategy.

                                   #   #   #